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                                                           EXHIBIT 4.2(iii)


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                               GUARANTEE AGREEMENT


                            Big Flower Holdings, Inc.


                      Relating to the Common Securities of

                               Big Flower Trust I


                          Dated as of October 20, 1997


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                                TABLE OF CONTENTS

                                                                     Page
                                                                     ----

                                    ARTICLE I
                                   DEFINITIONS

      SECTION 1.1.   Definitions.......................................2

                                   ARTICLE II
                                    GUARANTEE

      SECTION 2.1.   Guarantee.........................................4
      SECTION 2.2.   Subordination.....................................5
      SECTION 2.3.   Waiver of Notice and Demand.......................5
      SECTION 2.4.   Obligations Not Affected..........................6
      SECTION 2.5.   Rights of Holders.................................6
      SECTION 2.6.   Guarantee of Payment..............................6
      SECTION 2.7.   Subrogation.......................................6
      SECTION 2.8.   Independent Obligations...........................7
      SECTION 2.9.   Acknowledgment by Guarantor.......................7
      SECTION 2.10.  Subordination.....................................7

                                   ARTICLE III
                           LIMITATION OF TRANSACTIONS

      SECTION 3.1.   Limitation of Transactions........................7

                                   ARTICLE IV
                                   TERMINATION

      SECTION 4.1.   Termination.......................................8

                                    ARTICLE V
                           SUBORDINATION OF GUARANTEE

      SECTION 5.1.   Guarantee Subordinate to Guarantor
                       Secured Indebtedness............................9
      SECTION 5.2.   Payment Over of Proceeds Upon
                       Dissolution, Etc................................9
      SECTION 5.3.   Payment Blockage Upon Acceleration
                       of Designated Senior
                       Indebtedness, Etc..............................10
      SECTION 5.4.   No Payment When Guarantor Secured
                       Indebtedness in Default........................11
      SECTION 5.5.   No Waiver of Subordination
                       Provisions.....................................12
      SECTION 5.6.   Reliance on Judicial Order or
                       Certificate of Liquidating
                       Agent..........................................12


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                                                                     Page
                                                                     ----

      SECTION 5.7.   Certain Conversions or Exchanges
                       Deemed Payment.................................12

                                   ARTICLE VI
                                  MISCELLANEOUS

      SECTION 6.1.   Successors and Assigns...........................13
      SECTION 6.2.   Amendments.......................................13
      SECTION 6.3.   Notices..........................................13
      SECTION 6.4.   Benefit..........................................14
      SECTION 6.5.   Interpretation...................................14
      SECTION 6.6.   Governing Law....................................15


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                               GUARANTEE AGREEMENT

            This GUARANTEE AGREEMENT (the "Guarantee Agreement"), dated as of October 20, 1997, is executed and delivered by Big Flower Holdings, Inc., a Delaware corporation (the "Guarantor") for the benefit of the Holders (as defined herein) from time to time of the Common Securities (as defined herein) of Big Flower Trust I, a Delaware statutory business trust (the "Trust").

            WHEREAS, pursuant to an Amended and Restated Trust Agreement (the "Trust Agreement"), dated as of October 14, 1997 among the Trustees named therein, and the Guarantor, as Depositor, the Trust is issuing 72,000 of its 6% Common Securities (liquidation preference $50 per common security) (the "Common Securities") representing common undivided beneficial interests in the assets of the Trust and having the terms set forth in the Trust Agreement;

            WHEREAS, the Common Securities will be issued by the Trust and the proceeds thereof, together with the proceeds from the issuance of the Trust's Preferred Securities (as defined below), will be used to purchase the Debentures (as defined in the Trust Agreement) of the Guarantor which will be deposited with The Bank of New York, a New York banking corporation, as Property Trustee under the Trust Agreement, as trust assets;

            WHEREAS, as incentive for the Holders to purchase the Common Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth herein, to pay to the Holders the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein; and

            WHEREAS, the Guarantor is also executing and delivering a guarantee agreement (the "Preferred Securities Guarantee") in substantially identical terms to this Guarantee Agreement for the benefit of the holders of the Preferred Securities (as defined herein), except that if an Event of Default (as defined in the Indenture), has occurred and is continuing, the rights of Holders to receive Guarantee Payments (as defined herein) under this Guarantee Agreement shall be subordinated to the rights of holders of Preferred Securities to receive Guarantee Payments (as defined in the Preferred Securities Guarantee) under the Preferred Securities Guarantee;

            NOW, THEREFORE, in consideration of the purchase by each Holder, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee Agreement for the benefit of the Holders from time to time.

                                    ARTICLE I
                                   DEFINITIONS

            SECTION 1.1. Definitions. As used in this Guarantee Agreement, the terms set forth below shall, unless the context otherwise requires, have the following meanings. Capitalized or otherwise defined terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Trust Agreement as in effect on the date hereof.

            "Bank Credit Agreement" means the Credit Agreement dated as of June 12, 1997, among Big Flower Press Holdings, Inc., the lenders party thereto in their capacities as lenders thereunder, Credit Suisse First Boston, as documentation agent, and Bankers Trust Company, as administrative agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including, without limitation, increasing the amount of available borrowings thereunder or adding Subsidiaries of the Guarantor as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

            "Designated Senior Indebtedness" means (x) all Guarantor Secured Indebtedness under, or as a result of the Guarantor's guarantee of, indebtedness pursuant to the Bank Credit Agreement and (y) at any time when no indebtedness described in preceding clause (x) is outstanding, any issue of Guarantor Secured Indebtedness with an aggregate principal amount in excess of $15.0 million that is designated as "Designated Senior Indebtedness" by written notice from the Guarantor to the Guarantee Trustee.

            "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Common Securities, to the extent not paid or made by or on behalf of the Trust: (i) any accumulated and unpaid Distributions (as defined in the Trust Agreement) required


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to be paid on the Common Securities, to the extent the Trust shall have funds on hand available therefor at such time, (ii) the redemption price set forth in the Trust Agreement, including premium, if any, all accrued and unpaid Distributions to the date of redemption (the "Redemption Price"), with respect to the Common Securities called for redemption by the Trust to the extent the Trust shall have funds on hand available therefor, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust, unless Debentures are distributed to the Holders, the lesser of (a) the aggregate of the liquidation preference of $50 per Common Security plus accrued and unpaid Distributions on the Common Securities to the date of payment to the extent the Trust shall have funds on hand available to make such payment and (b) the amount of assets of the Trust remaining available for distribution to Holders in liquidation of the Trust (in either case, the "Liquidation Distribution").

            "Guarantor Secured Indebtedness" means the principal (including without limitation all unpaid drawings with respect to letters of credit) of and premium, if any, and interest (including interest accruing on or after the filing of any petition in bankruptcy relating to the Guarantor at the relevant contractual rate whether or not such claim for post-petition interest is allowed in such proceeding) on, and all other amounts owing with respect to, the following, whether outstanding on the date of execution of this Indenture or thereafter incurred, created or assumed, to the extent (but only to the extent) the same is secured by a lien, charge, mortgage or other encumbrance on property or assets of the Guarantor or its subsidiaries (which term, as used in this paragraph, shall not refer to Big Flower Trust I): (i) indebtedness of the Guarantor for money borrowed (including purchase money obligations, except indebtedness to trade creditors) or evidenced by debentures (other than the Debentures), notes, bankers' acceptances or other corporate debentures or similar instruments; (ii) all capital lease obligations of the Guarantor; (iii) all obligations with respect to letters of credit; (iv) all obligations with respect to currency hedging agreements, interest rate protection agreements and other similar agreements; (v) all indebtedness of others of the type referred to in the preceding clauses (i) through (iv) assumed by or guaranteed in any manner by the Guarantor or in effect guaranteed by the Guarantor; and (vi) renewals, extensions or refundings of any of the indebtedness referred to in the preceding clauses (i), (ii), (iii), (iv) and (v) and in this clause (vi). For purposes of the foregoing definition, all indebtedness secured by a lien, charge, mortgage or other encumbrance or property or assets of the


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Guarantor or its subsidiaries shall be deemed to be secured for purposes of said definition, notwithstanding any determination that the amount of indebtedness so secured exceeds the value of the assets serving as security therefor and notwithstanding any determination in any bankruptcy or other proceeding that a portion of such indebtedness shall be treated as unsecured because of any insufficiency in the value of the collateral securing such indebtedness. Without limiting the foregoing, in any event all obligations of the Guarantor with respect to (including its guaranties of obligations under) the Bank Credit Agreement shall constitute Guarantor Secured Indebtedness.

            "Holder" means any holder, as registered on the books and records of the Trust, of any Common Securities.

            "Indenture" means the 6% Convertible Subordinated Indenture dated as of October 20, 1997, as supplemented and amended between the Guarantor and The Bank of New York, as trustee.

            "Payment Blockage Period" has the meaning specified in Section 5.3.

            "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

            "Preferred Securities" means the Securities representing preferred undivided beneficial interests in the assets of the Trust.

                                   ARTICLE II
                                    GUARANTEE

            SECTION 2.1. Guarantee. The Guarantor irrevocably and unconditionally agrees, subject to Section 2.2, 2.10 and Article 5, to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert other than the defense of payment. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Trust to pay such amounts to the Holders.


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            SECTION 2.2. Subordination. Upon the occurrence and during the continuation of an Event of Default (as defined in the Indenture), holders of Preferred Securities shall have priority over Holders with respect to distributions and payments on liquidation, redemption and otherwise.

            SECTION 2.3. Waiver of Notice and Demand. The Guarantor hereby waives notice of acceptance of this Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Trust or any other person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

            SECTION 2.4. Obligations Not Affected. The obligations, covenants, agreements and duties of the Guarantor under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

            (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Trust of any express or implied agreement, covenant, term or condition relating to the Common Securities to be performed or observed by the Trust;

            (b) the extension of time for the payment by the Trust of all or any portion of the Distributions (other than an extension of time for payment of Distributions that results from the extension of any interest payment period on the Debentures as so provided in the Indenture), Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Common Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Common Securities;

            (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Common Securities, or any action on the part of the Trust granting indulgence or extension of any kind;

            (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement,


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composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust;

            (e) any invalidity of, or defect or deficiency in, the Common Securities;

            (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

            (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 2.4 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

            There shall be no obligation of the Holders or any other person to give notice to, or obtain the consent of, the Guarantor with respect to the happening of any of the foregoing.

            SECTION 2.5. Rights of Holders. The Guarantor expressly acknowledges that any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement, without first instituting a legal proceeding against the Trust or any other person or entity.

            SECTION 2.6. Guarantee of Payment. This Guarantee Agreement creates a guarantee of payment and not of collection. This Guarantee Agreement will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Trust) or upon distribution of Debentures to Holders as provided in the Trust Agreement.

            SECTION 2.7. Subrogation. The Guarantor shall be subrogated to all (if any) rights of the Holders against the Trust in respect of any amounts paid to the Holders by the Guarantor under this Guarantee Agreement and shall have the right to waive payment by the Trust pursuant to Section 2.3; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the


                                        6
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Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

            SECTION 2.8. Independent Obligations. The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Trust with respect to the Common Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 2.4 hereof.

            SECTION 2.9. Acknowledgment by Guarantor. The Guarantor acknowledges its obligation to issue and deliver common stock of the Guarantor upon the conversion of the Common Securities.

            SECTION 2.10. Subordination. The Guarantee Agreement will constitute an unsecured obligation of the Guarantor and will rank subordinate and subject in right of payment to the prior payment in full in cash of all liabilities of the Guarantor (including, without limitation, all Guarantor Secured Indebtedness as provided in Article 5) and pari passu with any guarantee now or hereafter entered into by the Guarantor in respect of any preferred or preference stock of any affiliate of the Guarantor.

                                   ARTICLE III
                  LIMITATION OF TRANSACTIONS AND SUBORDINATION

            SECTION 3.1. Limitation of Transactions. So long as any Common Securities remain outstanding, the Guarantor shall not, and shall not permit any subsidiary of the Guarantor to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Guarantor's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities (including guarantees of indebtedness for money borrowed) of the Guarantor that rank pari passu with or junior to the Debentures (other than (a) any dividend, redemption, liquidation, interest, principal or guarantee payment by Guarantor where the payment is made by way of securities (including capital stock) that rank pari passu with or junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made, (b) redemptions or


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purchases of any rights pursuant to the Shareholders Rights Plan (as defined in the Indenture), or any successor to such Shareholders Rights Plan, and the declaration of a dividend of such rights or the issuance of preferred stock under such plans in the future, (c) payments under this Agreement, (d) purchases of Common Stock related to the issuance of Common Stock under any of the Guarantor's benefit plans for its directors, officers or employees, (e) as a result of a reclassification of the Guarantor's capital stock or the exchange or conversion of one series or class of the Guarantor's capital stock for another series or class of the Guarantor's capital stock and (f) the purchase of fractional interests in shares of the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged) if at such time (x) there shall have occurred any event of which the Guarantor has actual knowledge that (A) with the giving of notice or the lapse of time, or both, would constitute an "Event of Default" under the Indenture with respect to the Debentures and (B) in respect of which the Guarantor shall not have taken reasonable steps to cure, (y) the Guarantor shall be in default with respect to its payment of any obligations under the Guarantee or (z) the Guarantor shall have given notice of its selection of an Extension Period (as defined in the Indenture) with respect to the Debentures and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

                                   ARTICLE IV
                                   TERMINATION

            SECTION 4.1. Termination. This Guarantee Agreement shall terminate and be of no further force and effect upon (i) full payment of the Redemption Price of the Common Securities, (ii) the distribution of Debentures to the Holders in exchange for all of the Common Securities, (iii) full payment of the amounts payable in accordance with the Trust Agreement upon liquidation of the Trust or (iv) upon the distribution, if any, of the Guarantor's common stock to the Holders in respect of the conversion of all such Holders' Common Securities into the Guarantor's common stock. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid with respect to the Common Securities or this Guarantee Agreement.

                                    ARTICLE V
                           SUBORDINATION OF GUARANTEE

            SECTION 5.1. Guarantee Subordinate to Guarantor Secured Indebtedness. The Guarantor covenants and agrees, and each Holder, by its acceptance thereof, likewise covenants and agrees, that the payment of the Guarantee Payments pursuant to this Guarantee Agreement are hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash of all amounts then due and payable in respect of all Guarantor Secured Indebtedness (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Guarantor Secured Indebtedness and that no payment of the Guarantee Payments pursuant to this Guarantee Agreement may be made unless full payment of all amounts then due for principal, premium, if any, and interest then due on all Guarantor Secured Indebtedness by reason of the maturity thereof (by lapse of time, acceleration or otherwise) has been made or duly provided for in cash or in a manner satisfactory to the holders of such Guarantor Secured Indebtedness.

            SECTION 5.2. Payment Over of Proceeds Upon Dissolution, Etc. Upon any distribution of the Guarantor's assets in connection with any dissolution, winding up, liquidation or reorganization of the Guarantor, whether voluntary or involuntary, in bankruptcy, insolvency or receivership proceedings (each such event, if any, herein sometimes referred to as a "Proceeding"), or upon an assignment for the benefit of creditors or otherwise: (i) all Guarantor Secured Indebtedness (including without limitation all interest accruing on or after the filing of any petition in bankruptcy relating to the Guarantor at the relevant contractual rate, whether or not such claim for post-petition interest is allowed in such Proceeding) must be paid in full in cash before the Holders are entitled to any payments or distributions of any kind or character on account of any Guarantee Payments pursuant to this Guarantee Agreement, and (ii) any payment or distribution of the Guarantor's assets of any kind or character, whether in cash, securities or other property, which would otherwise (but for these subordination provisions) be payable or deliverable in respect of the Guarantee Payments shall be paid or delivered directly to the holders of such Guarantor Secured Indebtedness (or their representative or trustee) in accordance with the priorities then existing among such holders until all Guarantor Secured Indebtedness shall have been paid in full in cash before any payment or distribution is made to the Holders.


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            In the event that notwithstanding the subordination provisions set forth herein, any payment or distribution of assets of any kind or character is made at a time when the respective payment is not permitted to be made as a result of the subordination provisions described above and before all Guarantor Secured Indebtedness is paid in full in cash, the Holders receiving such payment will be required to pay over such payment or distribution to the holders of such Guarantor Secured Indebtedness.

            The consolidation of the Guarantor with, or the merger of the Guarantor into, another Person or the liquida tion or dissolution of the Guarantor following the sale of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in Article 8 of the Indenture shall not be deemed a Proceeding for the purposes of this Section if the Person formed by such consolidation or into which the Guarantor is merged or the Person which acquires by sale such properties and assets as an entirety, as the case may be, shall, as a part of such consolidation, merger, or sale comply with the conditions set forth in Article 8.

            SECTION 5.3. Payment Blockage Upon Acceleration of Designated Senior Indebtedness, Etc. During the continuance of any event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated, upon the occurrence of (a) receipt by the Guarantee Trustee of written notice from the holders of a majority of the outstanding principal amount of the Designated Senior Indebtedness or their representative, or (b) if such event of default results from the enforcement of this Guarantee Agreement or any action by the Holders to obtain Guarantee Payments, the date of such enforcement or action, no Guarantee Payments may be made by the Guarantor for a period ("Payment Blockage Period") commencing on the earlier of the date of receipt of such notice or the date of such enforcement or action and ending 179 days thereafter (unless such Payment Blockage Period shall be terminated by written notice to the Guarantee Trustee from the holders of a majority of the outstanding principal amount of such Designated Senior Indebtedness or their representative who delivered such notice); provided, however, that notwithstanding anything herein to the contrary, in no event will a Payment Blockage Period extend beyond 179 days from the date on which such Payment Blockage Period was commenced; provided further, that not more than one Payment Blockage Period may be commenced with respect to the Guarantee Payments during any period of 360 consecutive days. For all purposes of this Section, no event of default


                                       10
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which existed or was continuing on the date of the commencement of any Payment
Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis for the commencement of a second payment Blockage Period by the holders of such Designated Senior Indebtedness or their representative whether or not within a period of 360 consecutive days unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

      In the event that, notwithstanding the foregoing, the Guarantor shall make any payment to the Guarantee Trustee or any Holder prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known, as set forth in Section 8.7, to the Guarantee Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Guarantor.

      The provisions of this Section shall not apply to any payment with respect to which Section 8.2 would be applicable.

            SECTION 5.4. No Payment When Guarantor Secured Indebtedness in Default. In the event and during the continuation of any default in the payment of principal of (or premium, if any) or interest on, or any other amounts owning with respect to, any Guarantor Secured Indebtedness when the same becomes due and payable or in the event any judicial proceeding shall be pending with respect to any such default, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no payment or distribution of any kind or character, whether in cash or properties shall be made by the Guarantor on account of any Guarantee Payment.

            In the event that, notwithstanding the foregoing, the Guarantor shall make any payment to any Holder prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known, to such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Guarantor.

            The provisions of this Section shall not apply to any payment with respect to which Section 5.2 would be applicable.


                                       11
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            SECTION 5.5. No Waiver of Subordination Provisions. No right of any present or future holder of any Guarantor Secured Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Guarantor with the terms, provisions and covenants of this Guarantee Agreement, regardless of any knowledge thereof that any such Holder may have or be otherwise charged with.

            SECTION 5.6. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Guarantor referred to in this Article, the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdic tion in which a Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Guarantor Secured Indebtedness and other indebtedness of the Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

            SECTION 5.7. Certain Conversions or Exchanges Deemed Payment. For the purpose of this Article only, (a) the issuance and delivery of junior securities upon conversion or exchange of Debentures shall not be deemed to constitute a payment or distribution on account of the principal of (or premium, if any) or interest (including any Additional Interest) on the Debentures or on account of the purchase or other acquisition of Debentures, and (b) the payment, issuance or delivery of cash (including any payments for fractional shares), property or securities (other than junior securities) upon conversion or exchange of a Debenture shall be deemed to constitute payment on account of the principal of such security. For the purpose of this Section, the term "junior securities" means (i) shares of any stock of any class of the Guarantor and (ii) securities of the Guarantor which are subordinated in right of payment to all Guarantor Secured Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Debentures are so subordinated as provided in this Article.


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

                                   ARTICLE VI
                                  MISCELLANEOUS

            SECTION 6.1. Successors and Assigns. All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Common Securities then outstanding.

            SECTION 6.2. Amendments. Except with respect to any changes which do not adversely affect the rights of the Holders in any material respect (in which case no consent of the Holders will be required), this Guarantee Agreement may only be amended with the prior approval of the Holders of not less than a majority in liquidation preference of all the outstanding Common Securities. The provisions of Article 6 of the Trust Agreement concerning meetings of the holders of Preferred Securities shall apply to the giving of such approval.

            SECTION 6.3. Notices. Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, telecopied or mailed by first class mail as follows:

            (a) if given to the Guarantor, to the address set forth below or such other address as the Guarantor may give notice of to the Holders:

      Big Flower Holdings, Inc.
      3 East 54th Street
      New York, NY 10022
      Phone No.: (212) 521-1600
      Facsimile No.: (212) 223-4074
      Attention:  General Counsel

            (b) if given to the Trust, in care of the Administrative Trustees (as defined in the Trust Agreement), at the Trust's address set forth below or such other address as the Trust may give notice of to the Holders:

      Big Flower Trust I
      c/o Big Flower Holdings, Inc.
      3 East 54th Street
      New York, NY 10022
      Phone No.: (212) 521-1600
      Facsimile No.: (212) 223-4074

      Attention:  General Counsel

            (c) if given to any Holder, at the address set forth on the books and records of the Trust.

            All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

            SECTION 6.4. Benefit. This Guarantee Agreement is solely for the benefit of the Holders and is not separately transferable from the Common Securities.

            SECTION 6.5. Interpretation. In this Guarantee Agreement, unless the context otherwise requires:

            (a) capitalized terms used in this Guarantee Agreement but not defined in the preamble hereto have the respective meanings assigned to them in
Section 1.1;

            (b) a term defined anywhere in this Guarantee Agreement has the same meaning throughout;

            (c) all references to "the Guarantee Agreement" or "this Guarantee Agreement" are to this Guarantee Agreement as modified, supplemented or amended from time to time;

            (d) all references in this Guarantee Agreement to Articles and Sections are to Articles and Sections of this Guarantee Agreement unless otherwise specified;

            (e) a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee Agreement unless otherwise defined in this Guarantee Agreement or unless the context otherwise requires;

            (f) a reference to the singular includes the plural and vice versa; and

            (g) the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders.

            SECTION 6.6. Governing Law. THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

            This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

            THIS GUARANTEE AGREEMENT is executed as of the day and year first above written.


                                       BIG FLOWER HOLDINGS, INC.
                                         as Guarantor


                                       By:
                                           --------------------------------
                                           Name:
                                           Title:


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